EXHIBIT 32.2

Certification of Chief Financial Officer of Citizens, Inc. Pursuant to 18 U.S.C. §1350

I, Kay E. Osbourn certify that:

In connection with the Quarterly Report on Form 10-Q of Citizens, Inc. (the "Company") for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kay E. Osbourn, Executive Vice, Chief Financial Officer and Chief Investment Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kay E. Osbourn
Name:	Kay E. Osbourn
Title:	Executive Vice President, Chief Financial Officer &
Chief Investment Officer

Date:	November 7, 2018

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